Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Vince Holding Corp. of our report dated April 4, 2014, relating to the consolidated financial statements and financial statement schedule, which appears in Vince Holding Corp.’s Registration Statement (Form S-1 No. 333-196766) filed with the Securities and Exchange Commission. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

June 25, 2014